                                                                   EXHIBIT 3.(i)

                     RESTATED CERTIFICATE OF INCORPORATION
                                      OF
                                 NOVELL, INC.

Novell, Inc. a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

1. The name of the corporation is Novell, Inc. The date of filing of its original Certificate of Incorporate with the secretary of State was January 25, 1983.

2. This Certificate of Amendment to the Certificate of Incorporation further amends the Certificate of Incorporation of this Corporation to change Article Fourth to read in its entirety as follows:

FOURTH: The corporation shall be authorized to issue Six Hundred Million (600,000,000) shares of Common Stock, par value $.10 per share. The optional or other special rights and the qualifications, limitations or restrictions thereof with respect to the Preferred Stock or any series thereof shall be fixed by resolution of the Board of directors of the corporation.

3. The text of the Certificate of Incorporation as amended or supplemented heretofore is hereby restated to read in its entirety as set forth in Exhibit A hereto.

4. This Restated Certificate of Incorporation was duly adopted by written consent of the stockholders in accordance with Sections 222, 242, and 245 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said Novell, Inc. has caused this Certificate to be signed by Robert J. Frankenberg, its Chief Executive Officer and President and David R. Bradford, its Secretary this 20th day of October 1995.

                                    NOVELL, INC.

                                         /s/ Robert J. Frankenberg
                                    -------------------------------------------
                                    Robert J. Frankenberg
                                    Chief Executive Officer and President

ATTEST:

     /s/ David R. Bradford
-----------------------------------------
David R. Bradford, Corporate Secretary

                                   Exhibit A

                     RESTATED CERTIFICATE OF INCORPORATION
                                      OF
                                 NOVELL, INC.

FIRST:  The name of the corporation is Novell, Inc.

SECOND: The registered office of the corporation is located at Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, in the County of New Castle, in the State of Delaware. The name of its registered agent at the address is The Corporation Trust Company.

THIRD: The purpose of the corporation is to engage in any lawful act of activity for which a corporation may be organized under the General Corporation Law of Delaware.

FOURTH: The corporation shall be authorized to issue Six Hundred Million (600,000,000) shares of Common Stock, par value $.10 per share. The optional or other special rights and the qualifications, limitations or restrictions thereof with respect to the Preferred Stock or any series thereof shall be fixed by resolution of the Board of directors of the corporation.

FIFTH:  Elections of the directors need not be by written ballot.

SIXTH: The Board of Directors shall have the power, in addition to the shareholders, to make, alter, or repeal the bylaws of the corporation.

SEVENTH: Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its shareholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or shareholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provision of Section 291 of Title 8 of the Delaware Code order a meeting of creditors or class of creditors, and/or of the shareholders or class of shareholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourth in value of the creditors or class of creditors, and/or of the shareholders or class of shareholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the shareholders or class of shareholders, of this corporation, as the case may be, and also on this corporation.

EIGHTH: No director of the Corporation shall be liable to the Corporation or its shareholders for monetary damages (including, without limitation, any judgement, amount paid in settlement, fine, penalty, punitive damages, or expense of any nature including attorneys' fees) for breach of fiduciary duty as a director, except for liability: (i) for any breach of the director's duty of loyalty to the Corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) under Section 174 of the Delaware General Corporation law, or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article Eighth shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

NINTH: The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon shareholders are granted subject to this reservation.

               CERTIFICATE OF DESIGNATION OF RIGHTS, PREFERENCES
                               AND PRIVILEGES OF

                 SERIES A JUNIOR PARTICIPATING PREFERRED STOCK

                                OF NOVELL, INC.

            Pursuant to Section 151 of the General Corporation Law
                           of the State of Delaware

     We, Joseph A. Marengi and David R. Bradford, the President and the Secretary, respectively, of Novell, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware, in accordance with the provisions of Section 103 thereof, DO HEREBY CERTIFY THAT:

     1. On December 7, 1988, Board of Directors authorized the designation of 500,000 Shares of Series A Junior Participating Preferred Stock.

     2.   No shares of such Preferred Stock are issued or outstanding.

     3. The Board of Directors desires to alter such rights, preferences and privileges by resolution as permitted by Section 151(g) of the General Corporation Law of the State of Delaware.

     4. Pursuant to the authority conferred upon the Board of Directors by the Certificate of Incorporation of the said Corporation, the said Board of Directors on November 21, 1996 adopted the following resolution amending and restating the rights, preferences and privileges of the Series A Junior Participating Preferred Stock as follows:

     "RESOLVED, that pursuant to the authority vested in the Board of Directors of the corporation by the Certificate of Incorporation and by the General Corporation Law of the State of Delaware, the Board of Directors does hereby provide for the issue of a series of Preferred Stock of the Corporation, to be designated "Series A Junior Participating Preferred Stock," par value $0.01 per share, initially consisting of 500,000 shares, and to the extent that the designations, powers, preferences and relative and other special rights and the qualifications, limitations and restrictions of the Series A Junior Participating Preferred Stock are not stated and expressed in the Certificate of Incorporation, does hereby fix and herein state and express such designations, powers, preferences and relative and other special rights and the qualifications, limitations and restrictions thereof, as follows (all terms used herein which are defined in the Certificate of Incorporation shall be deemed to have the meanings provided therein):

     Section 1. Designation and Amount. The shares of such series shall be designated as "Series A Junior Participating Preferred Stock," par value $0.01 per share, and the number of shares constituting such series shall be 500,000.

     Section 2.  Dividends and Distributions.

          (A) Subject to the prior and superior right of the holders of any shares of any series of Preferred Stock ranking prior and superior to the shares of Series A Junior Participating Preferred Stock with respect to dividends, the holders of shares of Series A Junior Participating Preferred Stock shall be entitled to receive when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the last day of September, December, March and June in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Junior Participating Preferred Stock, in an amount per share (rounded to the nearest cent) equal to, subject to the provision for adjustment hereinafter set forth, 1,000 times the aggregate per share amount of all cash dividends, and 1,000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock of the Corporation (the "Common Stock") since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Junior Participating Preferred Stock. In the event the Corporation shall at any time after November 21, 1996 (the "Rights Dividend Declaration Date") (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount to which holders of shares of Series A Junior Participating Preferred Stock were entitled immediately prior to such event under the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          (B) The Corporation shall declare a dividend or distribution on the Series A Junior Participating Preferred Stock as provided in paragraph (A) above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock).

          (C) Dividends shall begin to accrue on outstanding shares of Series A Junior Participating Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series A Junior Participating Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Junior Participating Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Junior Participating Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Junior Participating Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 30 days prior to the date fixed for the payment thereof.

     Section 3. Voting Rights. The holders of shares of Series A Junior Participating Preferred Stock shall have the following voting rights:

          (A) Subject to the provision for adjustment hereinafter set forth, each share of Series A Junior Participating Preferred Stock shall entitle the holder thereof to 1,000 votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time after the Rights Dividend Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the number of votes per share to which holders of shares of Series A Junior Participating Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          (B) Except as otherwise provided herein or by law, the holders of shares of Series A Junior Participating Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

          (C) Except as required by law, holders of Series A Junior Participating Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

     Section 4.  Certain Restrictions.

          (A) The Corporation shall not declare any dividend on, make any distribution on, or redeem or purchase or otherwise acquire for consideration any shares of Common Stock after the first issuance of a share or fraction of a share of Series A Junior Participating Preferred Stock unless concurrently therewith it shall declare a dividend on the Series A Junior Participating Preferred Stock as required by Section 2 hereof.

          (B) Whenever quarterly dividends or other dividends or distributions payable on the Series A Junior Participating Preferred Stock as provided in
Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Junior Participating Preferred Stock outstanding shall have been paid in full, the Corporation shall not

               (i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preferred Stock;

               (ii) declare or pay dividends on, or make any other distributions on, any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with Series A Junior Participating Preferred Stock, except dividends paid ratably on the Series A Junior Participating Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

               (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Junior Participating Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Junior Participating Preferred Stock;

               (iv) purchase or otherwise acquire for consideration any shares of Series A Junior Participating Preferred Stock, or any shares of stock ranking on a parity with the Series A Junior Participating Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

          (C) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

     Section 5. Reacquired Shares. Any shares of Series A Junior Participating Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

     Section 6.  Liquidation, Dissolution or Winding Up.

          (A) Upon any liquidation (voluntary or otherwise), dissolution or winding up of the Corporation, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Series A Junior Participating Preferred Stock shall have received an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, plus an amount equal to the greater of (1) $1,000 per share, provided that in the event the Corporation does not have sufficient assets, after payment of its liabilities and distribution to holders of Preferred Stock ranking prior to the Series A Junior Participating Preferred Stock, available to permit payment in full of the $1,000 per share amount, the amount required to be paid under this Section 6(a)(1) shall, subject to Section 6(b) hereof, equal the value of the amount of available assets divided by the number of outstanding shares of Series A Junior Participating Preferred Stock or (2) subject to the provisions for adjustment hereinafter set forth, 1,000 times the aggregate per share amount to be distributed to the holders of Common Stock (the greater of (1) or (2), the "Series A Junior Liquidation Preference"). In the event the Corporation shall at any time after the Rights Divided Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount to which holders of shares of Series A Junior Participating Preferred Stock were entitled immediately prior to such event under clause (2) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock that were outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          (B) In the event, however, that there are not sufficient assets available to permit payment in full of the Series A Junior Liquidation Preference and the liquidation preferences of all other series of Preferred Stock, if any, which rank on a parity with the Series A Junior Participating Preferred Stock, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences.

     Section 7. Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series A Junior Participating Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 1,000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time after the Rights Dividend Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Junior Participating Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     Section 8. No Redemption. The shares of Series A Junior Participating Preferred Stock shall not be redeemable.

     Section 9. Ranking. The Series A Junior Participating Preferred Stock shall rank junior to all other series of the Corporation's Preferred Stock as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise.

     Section 10. Amendment. The Restated Certificate of Incorporation of the Corporation shall not be further amended in any manner which would materially alter or change the powers, preference or special rights of the Series A Junior Participating Preferred Stock so as to affect them adversely without the affirmative vote of the holders of a majority or more of the outstanding shares of Series A Junior Participating Preferred Stock, voting separately as a class.

     Section 11. Fractional Shares. Series A Junior Participating Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Junior Participating Preferred Stock.

     RESOLVED FURTHER, that the President or any Vice President and the Secretary or any Assistant Secretary of this corporation be, and they hereby are, authorized and directed to prepare and file (or cause to be prepared and filed) a Certificate of Designation of Rights, Preferences and Privileges in accordance with the foregoing resolution and the provisions of Delaware law and to take such actions as they may deem necessary or appropriate to carry out the intent of the foregoing resolution."

     IN WITNESS WHEREOF, we have executed and subscribed to this Certificate and do hereby affirm the foregoing as true under the penalties of perjury this November 21, 1996.

                                         /s/ Joseph A. Marengi
                                    -------------------------------------------
                                    Joseph A. Marengi, President

                                         /s/ David R. Bradford
                                    -------------------------------------------
                                    David R. Bradford, Secretary

                         CERTIFICATE OF CORRECTION OF
                     RESTATED CERTIFICATE OF INCORPORATION
                                OF NOVELL, INC.

Novell, Inc., a Delaware corporation, pursuant to Section 103(f) of the General Corporation Law of the State of Delaware, hereby certifies the following:

1. The name of the Corporation is Novell, Inc. The date of filing of its original Certificate of Incorporation with the Secretary of State was January 25, 1983.

2. The Restated Certificate of Incorporation of Novell, Inc. which was filed with the Secretary of State of the State of Delaware on October 31, 1995, is an inaccurate record of the corporate action therein referred to.

3. Said Restated Certificate of Incorporation is incorrect in that it inadvertently omitted (1) a statement from the second, third and fourth lines of Article FOURTH regarding the authorized Preferred Stock of Novell, Inc. and (2) a statement from the sixth and seventh lines of Article SEVENTH regarding the application of trustees in dissolution under the provision of Section 279 of Title 8 of the Delaware Code.

4. Article FOURTH of the Restated Certificate of Incorporation in correct form is as follows:

          FOURTH: The Corporation shall be authorized to issue Six Hundred Million, Five Hundred Thousand (600,500,000) shares, of which Six Hundred Million (600,000,000) shares shall be Common Stock, par value $.10 per share, and Five Hundred Thousand (500,000) shares shall be Preferred Stock, par value $.10 per share. The optional or other special rights and the qualifications, limitations or restrictions thereof with respect to the Preferred Stock or any series thereof shall be fixed by resolution of the Board of Directors of the corporation.

5. Article SEVENTH of the Restated Certificate of Incorporation in correct form is as follows:

          SEVENTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and it stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provision of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provision of
     Section 279 of Title 8 of the Delaware Code order a meeting of creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourth in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this

     Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

6. The text of the Restated Certificate of Incorporation as corrected heretofore is hereby restated to read in its entirety as set forth in Exhibit A attached hereto.

IN WITNESS WHEREOF, Novell, Inc. has caused this Certificate to be signed by Dr. Eric E. Schmidt, its Chief Executive Officer, and attested by David R. Bradford, its Secretary, this the Eleventh day of April, 1997.

                                    NOVELL, INC.

                                         /s/ Eric E. Schmidt
                                    -------------------------------------------
                                    Dr. Eric E. Schmidt
                                    Chief Executive Officer

ATTEST:

     /s/ David R. Bradford
-------------------------------------------
David R. Bradford, Corporate Secretary

                                   Exhibit A

                                   RESTATED
                         CERTIFICATE OF INCORPORATION
                                OF NOVELL, INC.

     FIRST:  The name of the Corporation is Novell, Inc.

     SECOND: The registered office of the Corporation is located at Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, in the County of New Castle, in the State of Delaware. The name of its registered agent at the address is The Corporation Trust Company.

     THIRD: The purpose of the Corporation is to engage in any lawful act of activity for which a corporation may be organized under the General Corporation Law of Delaware.

     FOURTH: The Corporation shall be authorized to issue Six Hundred Million, Five Hundred Thousand (600,500,000) shares, of which Six Hundred Million (600,000,000) shares shall be Common Stock, par value $.10 per share, and Five Hundred Thousand (500,000) shares shall be Preferred Stock, par value $.10 per share. The optional or other special rights and the qualifications, limitations or restrictions thereof with respect to the Preferred Stock or any series thereof shall be fixed by resolution of the Board of Directors of the corporation.

     FIFTH:  Elections of directors need not be by written ballot.

     SIXTH: The Board of Directors shall have the power, in addition to the stockholders, to make, alter, or repeal the By-Laws of the corporation.

     SEVENTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and it stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provision of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provision of Section 279 of Title 8 of the Delaware Code order a meeting of creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourth in value of the creditors or class of creditors, and/or the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

     EIGHTH: No director of the Corporation shall be liable to the Corporation or its shareholders for monetary damages (including, without limitation, any judgement, amount paid in settlement, fine, penalty, punitive damages, or expense of any nature including attorneys' fees) for breach of fiduciary duty as director, except for liability: (i) for any breach of the director's duty of loyalty to the Corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) under Section 174 of the Delaware General Corporation law, or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article Eighth shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

     NINTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon shareholders are granted subject to this reservation.

                CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED

                          OFFICE AND REGISTERED AGENT

                                      OF

                                 NOVELL, INC.
--------------------------------------------------------------------------------
     The Board of Directors of:

                                 NOVELL, INC.

a Corporation of the State of Delaware, on this 21st day of December, A.D. 1998, do hereby resolve and order that the location of the Registered Office of this Corporation within this State be, and the same hereby is:

1013 Centre Road, in the City of Wilmington, in the County of New Castle, Delaware, 19805.

     The name of the Registered Agent therein and in charge thereof upon whom process against the Corporation may be served, is:

CORPORATION SERVICE COMPANY.

a Corporation of the State of Delaware, does hereby certify that the foregoing is a true copy of a resolution adopted by the Board of Directors at a meeting held as herein stated.

     IN WITNESS WHEREOF, said corporation has caused this Certificate to be signed by David R. Bradford, this 21st day of December A.D. 1998.

                                       /s/ David R. Bradford
                                    -------------------------------------------
                                       Authorized Officer
                                       David R. Bradford

                      CERTIFICATE OF OWNERSHIP AND MERGER
                                    MERGING
                                 NOVONYX, INC.
                                     INTO
                                 NOVELL, INC.

     (Pursuant to Section 253 of the General Corporation Law of Delaware)

     Novell, Inc., a corporation incorporated pursuant to the provisions of the General Corporation Law of the State of Delaware (the "Corporation");

     DOES HEREBY CERTIFY that the Corporation owns all of the outstanding shares of the capital stock of Novonyx, Inc., a corporation incorporated pursuant to the provisions of the General Corporation Law of the State of Delaware, and that the Corporation, by a resolution of its Board of Directors duly adopted by means of an action by unanimous written consent of the Board of Directors effective December 17, 1999, determined to and did merge into itself Novonyx, Inc., of which Novell owns 100% of the outstanding stock of Novonyx, Inc., which resolution is in the following words to wit:

     WHEREAS the Corporation lawfully owns 100% of the outstanding stock of Novonyx, Inc., a corporation organized and existing under the laws of General Corporation Law of the State of Delaware, and

     WHEREAS the Corporation desires to merge into itself Novonyx, Inc., and to be possessed of all the estate, property, rights, privileges and franchises of Novonyx, Inc.,

     NOW, THEREFORE, BE IT RESOLVED, that the Corporation merge into itself Novonyx, Inc. and assumes all of its liabilities and obligations, and

     FURTHER RESOLVED, that the President, and the Secretary or Assistant Secretary of the Corporation be and they hereby are directed to make and execute, under the corporate seal of this Corporation, a certificate of ownership and merger setting forth a copy of the resolution to merge Novonyx, Inc. and assume its liabilities and obligations, and the date of adoption thereof, and to file the same in the office of the Secretary of State of Delaware, and a certified copy thereof in the office of the Recorder of Deeds of Sussex County; and

     FURTHER RESOLVED, that the officers of the Corporation be and they hereby are authorized and directed to do all acts and things whatsoever, whether within or without the State of Delaware; which may be in any way necessary or proper to effect said merger.

     IN WITNESS WHEREOF, Novell, Inc. has caused this certificate to be signed by Eric E. Schmidt, its Chief Executive Officer and attested by David R. Bradford, its Secretary, this 29th day of February, 2000.

                                    NOVELL, INC.
                                    a Delaware corporation


                                    By:        /s/ Eric E. Schmidt
                                       ----------------------------------------
                                       Eric E. Schmidt, Chief Executive Officer


                                    Attest:      /s/ David R. Bradford
                                           ------------------------------------
                                           David R. Bradford, Secretary

                      CERTIFICATE OF OWNERSHIP AND MERGER
                                    MERGING
                      NOVELL JOINT VENTURE HOLDING, INC.
                                     INTO
                                 NOVELL, INC.

     (Pursuant to Section 253 of the General Corporation Law of Delaware)

     Novell, Inc., a corporation incorporated pursuant to the provisions of the General Corporation Law of the State of Delaware (the "Corporation");

     DOES HEREBY CERTIFY that the Corporation owns all of the outstanding shares of the capital stock of Novell Joint Venture Holding, Inc., a corporation incorporated pursuant to the provisions of the General Corporation Law of the State of Delaware, and that the Corporation, by a resolution of its Board of Directors duly adopted by means of an action by unanimous written consent of the Board of Directors effective October 24, 2000, determined to and did merge into itself Novell Joint Venture Holding, Inc., of which Novell, Inc. owns 100% of the outstanding stock of Novell Joint Venture Holding, Inc., which resolution is in the following words to wit:

     WHEREAS the Corporation lawfully owns 100% of the outstanding stock of Novell Joint Venture Holding, Inc., a corporation organized and existing under the laws of the General Corporation Law of the State of Delaware, and

     WHEREAS the Corporation desires to merge into itself Novell Joint Venture Holding, Inc., and to be possessed of all the estate, property, rights, privileges and franchises of Novell Joint Venture Holding, Inc.,

     NOW, THEREFORE BE IT RESOLVED, that the Corporation merge into itself Novell Joint Venture Holding, Inc. and assumes all of its liabilities and obligations, and

     FURTHER RESOLVED, that the President or a Vice President, and the Secretary or Assistant Secretary of the Corporation be and they hereby are directed to make and execute, under the corporate seal of this Corporation, a certificate of ownership and merger setting forth a copy of the resolution to merge Novell Joint Venture Holding, Inc. and assume its liabilities and obligations, and the date of adoption thereof, and to file the same in the office of the Secretary of State of Delaware, and a certified copy thereof in the office of the Recorder of Deeds of New Castle County; and

     FURTHER RESOLVED, that the officers of the Corporation be and they hereby are authorized and directed to do all acts and things whatsoever, whether within or without the State of Delaware; which may be in any way necessary or proper to effect said merger.

     IN WITNESS WHEREOF, Novell, Inc. has caused this certificate to be signed by Josephine T. Parry, its Senior Vice President, General Counsel and Secretary and attested by Ryan L. Richards, its Vice President and Deputy General Counsel, this 25th day of January, 2001.

                                    NOVELL, INC.
                                    a Delaware corporation


                                    By:    /s/ Josephine T. Parry
                                       ----------------------------------------
                                       Josephine T. Parry
                                       Senior Vice President, General Counsel
                                       and Corporate Secretary


                                    Attest:    /s/ Ryan L. Richards
                                           ------------------------------------
                                           Ryan L. Richards
                                           Vice President and
                                           Deputy General Counsel

                                      -2-